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                                                                  [EXHIBIT 23.1]

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 15, 2000 relating to the financial statements and financial statement schedule, which appear in Intraware, Inc.'s Annual Report on Form 10-K and in Intraware, Inc.'s Form 10K/A for the year ended February 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
San Jose, California
November 9, 2000